EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                                Kelley & Company
                    Certified Public Accountants, Consultants



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 12, 1999, on our audit of the financial statements of AcuBid.Com, Inc. as of August 31, 1998, and for the two years in period ended August 31, 1998, appearing in the registration statement on Form 10-SB (SEC File NO. 000-27757) of AcuBid.Com, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.




/s/ Kelly & Company


Kelly & Company
Newport Beach, California
May 11, 2000